Exhibit 23.7

Consent of Registered Independent Public Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-7410, 333-7412, 333-11022, 333-13384, 333-102183 and 333-97935) of Royal Dutch Petroleum Company of our report dated March 5, 2003, except for Note 32(a) (Changes in accounting policies and First Restatement of previously issued financial statements), which is as of May 22, 2004 and except for Note 32(b) (Second Restatement of previously issued financial statements) which is as of March 3, 2005, relating to the Netherlands GAAP Financial Statements of the Royal Dutch/ Shell Group of Companies which is included in this Amendment No. 2.

/s/ KPMG Accountants N.V.

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KPMG Accountants N.V.

The Hague — The Netherlands

/s/ PricewaterhouseCoopers LLP

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PricewaterhouseCoopers LLP

London — United Kingdom

March 3, 2005

E 8       Exhibits
20-F/A (Amendment No. 2) 2002